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              CERTIFICATE OF TRUST

         The undersigned, the trustees of Merrill Lynch Preferred Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3810, hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is "Merrill Lynch Preferred Capital Trust II."

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                   Chase Manhattan Bank Delaware
                   c/o John J. Cashin
                   1201 Market Street
                   Wilmington, Delaware  19801


         (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  January 16, 1997



                                   /s/ Theresa Lang
                             -----------------------------------
                             Name:     Theresa Lang
                             Title:    Regular Trustee


                                   /s/ Stanley Schaefer
                             -----------------------------------
                             Name:     Stanley Schaefer
                             Title:    Regular Trustee



                             Chase Manhattan Bank Delaware



                             By:    /s/ John J. Cashin
                                --------------------------------
                                Name:   John J. Cashin
                                Title:  Senior Trust Officer